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                      AMENDMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF DECEMBER 22, 1994
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST
                         PIONEER FUNDS DISTRIBUTOR, INC.

                                       AND

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as State Mutual Life Assurance Company of America), Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc. entered into a Participation Agreement on December 22, 1994; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that Schedule 1 to the Participation Agreement is amended to read in its entirety as follows:


                                   SCHEDULE 1

CONTRACTS FUNDED BY SEPARATE ACCOUNT

Allmerica Accumulator
333-87099
811-6293

Agency C-Shares
333-38274
811-6293

Fund Quest
333-90543
811-6293

Allmerica Value Generation (Annuity Scout)
333-87099
811-6293

ExecAnnuity Plus
33-39702
811-6293

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Allmerica Advantage
33-39702
811-6293

Delaware Medallion
33-44830
811-6293

Delaware Golden Medallion
333-81281
811-6293

Pioneer Vision(SM) & Pioneer Vision(SM) 2
33-85916
811-8848

Pioneer C-Vision(SM)
333-64831
811-8848

Pioneer XtraVision(SM)
333-81017
811-8848

Pioneer No-Load
333-90535
811-8872

Allmerica VUL 2001
333-84879
811-09529

Allmerica Select Life Plus
333-84879
811-09529

VUL 2001 Survivorship
333-90995
811-09529

Allmerica Select Acclaim (Secondary)
333-92115
811-6632

Allmerica Select Charter (C-Shares)
333-63093
811-6632


                                       2

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Allmerica Select Resource
33-47216
811-6632

Allmerica Select Reward (Bonus)
333-78245
811-6632

Allmerica Immediate Advantage
333-81861
811-6293


                                   SCHEDULE 2

SEPARATE ACCOUNTS

Separate Account VA-P
of Allmerica Financial Life Insurance and Annuity Company

Separate Account VA-K
of Allmerica Financial Life Insurance and Annuity Company

Separate Account IMO
of Allmerica Financial Life Insurance and Annuity Company

Allmerica Select Separate Account
of Allmerica Financial Life Insurance and Annuity Company




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All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2001.



                                         ALLMERICA FINANCIAL LIFE INSURANCE
                                         AND ANNUITY COMPANY

                                         By:
                                                      ------------------------
                                         Name:        Richard M. Reilly
                                         Title:       President


                                         PIONEER VARIABLE CONTRACTS TRUST

                                         By:
                                                      ------------------------
                                         Name:
                                         Title:


                                         PIONEER FUNDS DISTRIBUTOR, INC.

                                         By:
                                                      ------------------------
                                         Name:
                                         Title:



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